UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: April 28, 2016
(Date of earliest event reported)

FORD MOTOR COMPANY
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-3950	38-0549190
(Commission File Number)	(IRS Employer Identification No.)

One American Road, Dearborn, Michigan	48126
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 313-322-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

Ford Motor Company (“Ford”) hereby incorporates by reference its news release dated April 28, 2016, which is filed as Exhibit 99 hereto.

Beginning at 9:00 a.m. on April 28, 2016, Ford President and Chief Executive Officer Mark Fields and Executive Vice President and Chief Financial Officer Bob Shanks will host a conference call to discuss Ford’s 2016 first quarter results. Investors may access the presentation by dialing 1-877-870-8664 (or 1-970-297-2423 from outside the United States). The passcode for either telephone number is a verbal response of “Ford Earnings.”

At 11:00 a.m. on April 28, 2016, Ford Motor Credit Company Chairman and Chief Executive Officer Bernard Silverstone and Ford Motor Credit Company Chief Financial Officer Marion Harris will host a conference call to discuss Ford Motor Credit Company’s 2016 first quarter results. Investors may access the presentation by dialing 1-844-305-7555 (or 1-484-653-6087 from outside the United States). The passcode for either telephone number is a verbal response “Ford Credit Earnings.”

Representatives of the investment community will have the opportunity to ask questions on both conference calls, as will representatives of the news media on the first call.

The presentations (listen-only) and supporting materials will be available at www.shareholder.ford.com.

Investors also may access replays of the presentations beginning after 1:00 p.m. the day of the event through Thursday, May 5, 2016 by dialing 1-855-859-2056 (or 1-404-537-3406 from outside the United States). The passcode for replays of the Ford Earnings call is 87919926; the passcode for replays of the Ford Credit Earnings call is 92313741. All times referenced above are in Eastern Daylight Time.

Please note that Exhibit 99 to this Form 8-K discusses various financial measures “excluding special items” and/or with other adjustments. The most directly comparable financial measures calculated and presented in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) are these same measures including special items and/or without adjustments. Ford believes that showing these measures on a basis that excludes special items and/or includes other adjustments is useful to investors, because it allows investors to evaluate Ford’s results excluding pension and OPEB remeasurement gains and losses that are not reflective of Ford’s underlying Automotive business results, and excluding or adjusting for items related to Ford’s efforts to match production capacity and cost structure to market demand and changing model mix, as well as other items that Ford does not necessarily consider to be indicative of earnings from ongoing operating activities.

In addition, Exhibit 99 discusses Ford’s key cash metrics, Automotive operating-related cash flow (which Ford believes best represents the ability of its Automotive operations to generate cash) and net interest. Ford believes that Automotive operating-related cash flow is useful to investors because it includes elements that Ford considers to be related to its operating activities (e.g., capital spending), and excludes cash flow elements that Ford does not consider to be related to the ability of its operations to generate cash. The most comparable GAAP measure is Net cash provided by / (used in) operating activities on Ford’s statement of cash flows. Net interest primarily measures profit variances driven by changes in Ford’s Automotive sector’s centrally-managed net interest, which consists of interest expense, interest income, fair market value adjustments on our cash equivalents and marketable securities portfolio (excluding strategic equity investments held in marketable securities), and other adjustments. The most comparable GAAP measure for net interest is the sum of interest expense, interest income, and gains/losses on the majority of Ford’s investments which are reported in Automotive interest income and other income/(loss), net on Ford’s income statement.

Item 9.01. Financial Statements and Exhibits.

EXHIBITS*

Designation	Description	Method of Filing

Exhibit 99	News release dated April 28, 2016	Filed with this Report

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORD MOTOR COMPANY
(Registrant)

Date: April 28, 2016	By:	/s/ Corey M. MacGillivray
Corey M. MacGillivray
Assistant Secretary

*
Any reference in the attached exhibit(s) to Ford's corporate website(s) and/or other social media sites or platforms, and the contents thereof, is provided for convenience only; such websites or platforms and the contents thereof are not incorporated by reference into this Report nor deemed filed with the Securities and Exchange Commission.

EXHIBIT INDEX

Designation	Description

Exhibit 99	News release dated April 28, 2016